Exhibit 99

Company Contacts: Dr. Steven Tsengas, CEO

or

John G. Murchie, VP/Treasurer

(440) 354-6500

For Immediate Release

OurPet's Releases Fourth Quarter and Year Results

    Sales Reach Record Levels
    Operating Profit Achieved
    Marketing/Sales Restructure Completed
    Major New Products Launch Planned
    Poised for Rapid Future Growth

Fairport Harbor, OH -- March 14, 2005: OurPet's Company (OPCO OTCBB) today reported financial results for its fourth quarter and year ended December 31, 2004. Dr. Steven Tsengas, President and CEO stated, "Our results for the Fourth Quarter and the Year were very encouraging and provide a strong base for future growth in sales and profits. With an excellent, highly motivated Team, an improved financial position -- only $134,624 in long-term debt, a strong intellectual property position consisting of dozens of innovative, proprietary product patents and trademarks issued or pending and a rapidly growing customer base of "blue chip" pet, mass, grocery, catalog, E-commerce and international clients, OurPet's is again positioned to achieve the annual growth of over 25 percent that it experienced during its first seven years of business through continued internal growth and selective strategic acquisitions."

Net sales for the fourth quarter were $1,350,000 compared to $1,381,000 for the prior year fourth quarter. Gross profit for the quarter was $396,000 or 29% of net sales compared to $300,000 or 22% of net sales for the prior year quarter. The income from operations was $74,000 compared to a loss from operations for the prior year of $39,000 for an improvement of $112,000. The income before extraordinary item for the quarter was $59,000 compared to a loss before extraordinary item of $204,000 for the same period in 2003. This was the result of the increase in gross profit in 2004 and the write-off of tooling and inventory associated with discontinued products in 2003. After the extraordinary item resulting from the litigation settlement of $848,000 in 2003, the net income for the quarter was $59,000 compared to net income of $644,000 for the prior year. Earnings per share were $0.01 vs. $.06 for the same period in 2003.

For the year net sales were a record $5,445,000, an increase of 5% compared to $5,181,000 for the prior year. Gross profit for the year was $1,458,000 or 27% of net sales compared to $1,249,000 or 24% of net sales for the prior year. The income from operations was $69,000 compared to a loss from operations for the prior year of $122,000 for an improvement of $191,000. The income before extraordinary item for the year was $13,000 compared to a loss of $408,000 in the prior year. After the extraordinary item from the litigation settlement in 2003, the net income for the current year was $13,000 compared to net income of $440,000 for the prior year. Earnings per share were $.00 vs. $.04 for 2003.

The following table summarizes financial highlights for the Fourth Quarter and Year:

	Fourth Quarter		Year
	2004	2003	2004	2003
Net Sales	$1,350,345	$1,381,146	$5,445,049	$5,180,779
Gross Profit	396,014	300,237	1,458,036	1,248,571
Income (Loss) From Operations	73,519	(38,630)	69,175	(122,163)
Income (Loss) Before Extraordinary Item	59,122	(203,942)	12,940	(407,980)
Extraordinary Item	0	848,166	0	848,166
Net Income (Loss)	59,122	644,224	12,940	440,186
Basic and Diluted Earnings Per Share:
Income (Loss) Before Extraordinary Item	0.01	(0.02)	0.00	(0.04)
Extraordinary Item	0.00	0.08	0.00	0.08
Net Income (Loss)	0.01	0.06	0.00	0.04

Key summary points:

    Income before extraordinary item for the year of $59,122 represents an improvement of $263,064 from 2003. This improvement in income with an increase in Net Sales of $264,270 was as a result of concentrated cost reduction efforts, sales of new products in 2004 with higher gross profit margins and the reduction of interest and other expenses from the prior year.
    Marketing and Sales costs and activities were carefully reviewed and changes made to make OurPet's more market and profit driven. In order to improve accountability and accelerate future growth in sales and profits, OurPet's has been reorganized into two Business/Profit Centers -- Pet Specialty and Mass/Grocery. Reporting to the President, each Business Manager will have complete Sales/Profit responsibility for effectively managing their respective businesses. Our goal is for these Business/Profit Centers to grow into self-sustaining divisions of OurPet's Company.
    OurPet's plans to officially launch approximately twenty-five (25) new, proprietary, innovative products at the 2005 Global Pet Expo in March 2005. Although, some of these new products have begun generating revenues during the First Quarter of 2005, the major impact will be felt after the Global Pet Expo.

OurPet's designs, produces and markets in the USA and overseas a broad line of innovative, high-quality accessory and consumable pet products. Investors and customers may visit www.ourpets.com for more information about the company and its products. The American Pet Products Manufacturers' Association (APPMA) * survey estimates annual pet market sales of over $30 billion and approximately 64.2 million U.S. households (62% of all households) currently own a pet, with approximately 46% of these households owning more than one pet. The most popular pets are dogs (39% of all households) and cats (34% of all households). The above survey estimates that there are approximately 378 million pets in the United States.

* APPMA, 2003/2004 National Pet Owners Survey

OURPET'S COMPANY AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS
	For the Year Ended December 31,		For the Quarter Ended December 31,
	2004	2003	2004	2003

Net revenue	$5,445,049	$5,180,779	$1,350,345	$1,381,146
Less: Costs and expenses Cost of goods sold	3,987,013	3,932,208	954,331	1,080,909
Selling, general and administrative expenses	1,388,861	1,370,734	322,495	338,867
Income (loss) from operations	69,175	(122,163)	73,519	(38,630)
Other income and expense	(2,294)	(176,212)	2	(136,158)
Interest expense	(53,941)	(109,605)	(14,399)	(29,154)
Income (loss) before extraordinary item	12,940	(407,980)	59,122	(203,942)
Extraordinary item -- gain on litigation settlement	-	848,166	-	848,166
Net income	$12,940	$440,186	$59,122	$644,224

Basic and diluted earnings per common share after dividend requirements for Preferred Stock:
Income (loss) before extraordinary item	$0.00	$(0.04)	$0.01	$(0.02)
Extraordinary item	0.00	0.08	0.00	0.08
Net income	$0.00	$ 0.04	$0.01	$0.06

CONSOLIDATED BALANCE SHEETS
	December 31,
	2004	2003

ASSETS
Cash and equivalents	$28,989	$36,592
Receivables, net	701,033	629,299
Inventories	1,425,652	1,627,000
Prepaid expenses	112,752	147,244
Total current assets	2,268,426	2,440,135
Property and equipment, net	744,348	661,863
Other	222,722	114,331

Total assets	$3,235,496	$3,216,329

LIABILITIES AND STOCKHOLDER'S EQUITY
Short-term borrowings and current maturities of long-term debt	$711,920	$824,370
Accounts payable	631,534	545,736
Accrued expenses	93,903	92,695
Total current liabilities	1,437,357	1,462,801
Long-term debt	134,624	102,953
Stockholders' Equity	1,663,515	1,650,575

Total liabilities and stockholders' equity	$3,235,496	$3,216,329

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects," "anticipates," "believes," "expects," "intends," "will," "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change, given the nature of projections, and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to manage its operating expenses and realize operating efficiencies, (2) the company's ability to maintain and grow its sales with existing and new customers, or (3) the company's ability to secure access to sufficient capital on favorable terms to manage and grow its business. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements and projections made in this news release.